EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Aisling Capital III, LP
Aisling Capital Partners III, LP
Aisling Capital Partners III LLC
Steve Elms
Andrew N. Schiff, M.D.
Dennis J. Purcell

Address of Joint Filers:
c/o Aisling Capital Partners LLC
888 Seventh Avenue
New York, NY 10106

Designated Filer: Aisling Capital III, LP
Issuer and Ticker Symbol: Loxo Oncology, Inc. [LOXO]
Date of Event: November 17, 2015
Signatures of Joint Filers:

AISLING CAPITAL III, LP

By:	Aisling Capital Partners III, LP
General Partner

By:	Aisling Capital Partners III LLC
General Partner

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III, LP

By:	Aisling Capital Partners III LLC
General Partner

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III LLC

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

/s/ Steve Elms
Steve Elms

/s/ Andrew Schiff
Andrew Schiff

/s/ Dennis Purcell
Dennis Purcell